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                           NEWS RELEASE

[PAXAR LOGO]



         PAXAR CORPORATION                         For additional information,
         105 Corporate Park Drive                  contact:
         White Plains NY 10604                     BOB POWERS
         914 697-6800 Fax 914 697-6856             Director, Investor Relations
                                                   914 697-6862


FOR IMMEDIATE RELEASE

             PAXAR COMPLETES SALE OF INTERNATIONAL IMAGING MATERIALS

WHITE PLAINS, NY, MARCH 10, 2000 - PAXAR CORPORATION (NYSE: PXR) today announced that it has completed the sale of 92.5% of its subsidiary International Imaging Materials, Inc. ("IIMAK") to Centre Partners. IIMAK, the largest producer of thermal transfer ribbons in the United States, was acquired by Paxar in October 1997.

Arthur Hershaft, Paxar's Chairman and Chief Executive Officer, said, "The sale of IIMAK reflects our decision to divest a non-strategic operation. Going forward, we will focus our attention and resources on the growth of our core apparel identification and labeling solutions businesses. At the same time, we will continue to be a significant customer of IIMAK and are pleased to retain an equity position in it."

The proceeds from the sale will be used for debt repayment, share repurchases and strategic acquisitions.

Paxar is the world leader in apparel identification and a leading provider of identification and tracking solutions to customers across the retail supply chain and selective industrial markets.


                         FOR MORE INFORMATION ON PAXAR,
                       PHONE THE INVESTOR RELATIONS DEPT.:

                                  914-697-6814

                        OR VISIT OUR COMPANY'S WEB SITE:
                                  www.paxar.com

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